EXHIBIT 32a


                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Natural Health Trends Corp. (the "Company") on Form 10-Q for the three and six months ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Woodburn, President of the Company, certify, to the best of my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                         /s/ MARK WOODBURN
                                         -----------------------------
                                         Mark Woodburn
                                         President
Date:  August 13, 2004

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